Exhibit 99.1

Amwell® Announces Results for Second Quarter 2021

•	Revenue of $60.2 million in the second quarter increased 5% over last quarter

•	Gross margins increased 600 bps to 44% of revenue versus 38% last quarter

•	Total visits of 1.3 million versus 1.6 million last quarter

•	$12 million increase to annual EBITDA guidance

BOSTON, August 11, 2021 /BusinessWire/ — Amwell®, (NYSE: AMWL) (the “Company”) a national telehealth leader, today announced financial results for the second quarter ended June 30, 2021.

“In Q2, we were pleased to show significant progress in shifting the mix of our revenues more towards enabling technology versus visits. We expect this shift to continue in 2022 and beyond, and after our Converge roll-out to drive better margins and profitability. We are therefore confirming our Subscription, Carepoints and related technology revenue outlook, given the strong performance in the first half.

Regarding visits, on July 18th, the American Academy of Pediatrics reversed their previous guidance and is now recommending that all children, staff, and teachers in grades K-12 wear masks, regardless of vaccination status. Similarly on July 27th, the Centers for Disease Control reversed their previous guidance and are now recommending that all individuals, including those who are vaccinated, wear masks indoors in any location with high or substantial COVID transmission, which currently includes 2/3 of the US population.

With mask mandates quickly returning and also acknowledging other trends we are observing within visit mix and volumes, we need to account for these other dynamics and a likely weaker cold and flu season due to these variant related protective measures. Consequently, we are adjusting down our visit forecast for the remainder of the year to account for these factors,” said Dr. Ido Schoenberg, Chairman and CEO.

Dr. Schoenberg continued, “Converge, coupled with our recent acquisitions, set Amwell apart. Together we uniquely provide a single, integrated, scalable and dependable platform that combines physical, virtual, and automated care delivery enablement. We believe that use of our platform will continue to materially increase over the next few years as healthcare workflows go through significant transformation and focus more on efficiency, impact, and reach.

We were pleased by the feedback of our clients as we began to deploy Amwell Now on Converge. Many more will follow this year. We look forward to providing you with more insight as we continue to support our vast ecosystem of partners and clients in their journey to transform and improve healthcare.”

Second quarter 2021 Financial Highlights:

All comparisons, unless otherwise noted, are to the three months ended March 31, 2021.

•	Total Revenue was $60.2 million, compared to $57.6 million

–	Subscription revenue was $26.8 million, compared to $24.6 million

–	Visit revenue was $27.5 million, compared to $27.8 million

•	Gross margin was 43.7%, compared to 38.0%

•	Net loss was $38.1 million, compared to $39.8 million

•	Adjusted EBITDA was ($23.7) million, compared to ($26.4) million, as a result of expanded gross margins and operational efficiencies

•	Total active providers were ~71,000, compared to ~81,000 last quarter as COVID-focused providers roll off the platform

•	Total visits were ~1.3 million, compared to ~1.6 million due to the typical decline of urgent care visits entering the summer period

–	Amwell Medical Group (“AMG”) visits increased to 25% of total visits versus 20% last quarter

Financial Outlook

For 2021, the Company is adjusting their previous visits outlook to account for changes related to COVID-Delta variant and now expects:

•	Revenue between $252 and $262 million from the previous range of $260 to $270 million

–	Confirmed technology subscription revenues and services & care points revenues as these businesses are operating at or above original forecast levels

–	Guidance adjusted solely for changes in visits outlook due to factors related to COVID-Delta variant, mainly flu season estimates

•	Narrowed and adjusted AMG visit volume to between 1.4 and 1.5 million from previous range of 1.5 to 1.7 million

•	Adjusted EBITDA between ($154) and ($146) million from the previous range of ($157) and ($147) million

–	Acknowledges gross margin and operational efficiencies of $12 million netted against $10 million EBITDA burden from two acquisitions

Quarterly Conference Call Details

The company will host a conference call to review the results today, Wednesday, August 11, 2021 at 5:00 p.m. E.T. to discuss its financial results. The call can be accessed via a line audio webcast at https://investors.amwell.com or by dialing 1-833-921-1654 for U.S. participants, or 1-236-389-2657 for international participants, referencing conference ID #5296844. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Amwell

Amwell is a leading telehealth platform in the United States and globally, connecting and enabling providers, insurers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that digital care delivery will transform healthcare. The Company offers a single, comprehensive platform to support all telehealth needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With over a decade of experience, Amwell powers telehealth solutions for over 2,000 hospitals and 55 health plan partners with over 36,000 employers, covering over 80 million lives. For more information, please visit https://business.amwell.com/.

American Well, Amwell, Converge and Carepoint are registered trademarks or trademarks of American Well Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: weak growth and increased volatility in the telehealth market; inability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Media Contact:

Holly Spring

press@amwell.com

781.888.8219

Investor Contact:

Asher Dewhurst

investors@amwell.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$975,187	$941,616
Investments	—	99,963
Restricted cash	795	1,095
Accounts receivable ($650 and $12,053, from related parties and net of allowances of $1,039 and $1,556, respectively)	35,544	45,296
Inventories	8,929	9,128
Deferred contract acquisition costs	2,450	2,134
Prepaid expenses and other current assets	13,491	14,055

Total current assets	1,036,396	1,113,287
Property and equipment, net	2,985	3,836
Goodwill	193,877	193,877
Intangible assets, net	51,672	55,528
Operating lease right-of-use asset	3,486	6,609
Deferred contract acquisition costs, net of current portion	898	1,327
Other assets	1,246	1,430
Investment in minority owned joint venture	1,759	752

Total assets	$1,292,319	$1,376,646

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,173	$5,797
Accrued expenses and other current liabilities	24,864	42,135
Operating lease liability, current	3,471	6,357
Deferred revenue ($2,238 and $14,421 from related parties, respectively)	57,836	66,693

Total current liabilities	91,344	120,982
Other long-term liabilities	26	64
Operating lease liability, net of current portion	776	1,296
Deferred revenue, net of current portion ($29 and $486 from related parties, respectively)	7,530	8,107

Total liabilities	99,676	130,449

Commitments and contingencies (Note 11)
Stockholders’ deficit:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of June 30, 2021 and as of December 31, 2020	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 209,875,389 and 201,488,097 shares issued, and 209,875,389 and 200,751,168 shares outstanding, respectively; 100,000,000 Class B shares authorized, 26,687,959 and 30,427,128 shares issued, and 26,687,959 and 29,297,382 shares outstanding, respectively; 200,000,000 Class C shares authorized 5,555,555 issued and outstanding as of June 30, 2021 and December 31, 2020	2,422	2,357
Treasury stock, no shares and 1,866,675 shares as of June 30, 2021 and December 31, 2020, respectively	—	(37,568)
Additional paid-in capital	1,877,497	1,841,405
Accumulated other comprehensive income	140	297
Accumulated deficit	(708,587)	(582,359)
Total American Well Corporation stockholders’ equity	1,171,472	1,224,132
Non-controlling interest	21,171	22,065

Total stockholders’ equity	1,192,643	1,246,197

Total liabilities, preferred stock and stockholders’ equity	$1,292,319	$1,376,646

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
($1,462, $15,912, $3,089 and $29,160 from related parties, respectively)	$60,217	$68,568	$117,816	$122,282
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	33,889	43,826	69,594	76,853
Research and development	22,378	17,637	45,418	32,573
Sales and marketing	14,789	12,346	28,521	26,220
General and administrative	24,212	80,082	45,566	95,424
Depreciation and amortization expense	2,484	2,509	4,990	4,795

Total costs and operating expenses	97,752	156,400	194,089	235,865

Loss from operations	(37,535)	(87,832)	(76,273)	(113,583)
Interest income and other income (expense), net	224	308	285	1,155

Loss before expense from income taxes and loss from equity method investment	(37,311)	(87,524)	(75,988)	(112,428)
Expense from income taxes	(103)	(252)	(412)	(252)
Loss from equity method investment	(722)	(444)	(1,541)	(764)

Net loss	(38,136)	(88,220)	(77,941)	(113,444)
Net loss attributable to non-controlling interest	(277)	(1,562)	(894)	(2,405)

Net loss attributable to American Well Corporation	$(37,859)	$(86,658)	$(77,047)	$(111,039)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(1.99)	$(0.31)	$(2.66)
Weighted-average common shares outstanding, basic and diluted	249,366,652	43,484,313	246,471,733	41,793,108
Net loss	$(38,136)	$(88,220)	$(77,941)	$(113,444)
Other comprehensive income (loss), net of tax:
Unrealized gain on available-for-sale investments	(119)	(323)	(85)	(280)
Foreign currency translation	(20)	349	(72)	178

Comprehensive loss	(38,275)	(88,194)	(78,098)	(113,546)
Less: Comprehensive loss attributable to non-controlling interest	(277)	(1,562)	(894)	(2,405)

Comprehensive loss attributable to American Well Corporation	$(37,998)	$(86,632)	$(77,204)	$(111,141)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(77,941)	$(113,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	4,990	4,795
Provisions for doubtful accounts	(57)	640
Amortization of deferred contract acquisition costs	731	730
Amortization of deferred contract fulfillment costs	351	339
Stock-based compensation expense	19,368	72,096
Loss on equity method investment	1,541	764
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	9,809	(8,708)
Inventories	199	(2,107)
Deferred contract acquisition costs	(618)	(1,506)
Prepaid expenses and other current assets	284	(3,004)
Other assets	184	229
Accounts payable	(624)	(2,494)
Accrued expenses and other current liabilities	(16,063)	(687)
Other long-term liabilities	(38)	(195)
Deferred revenue	(9,506)	(5,270)

Net cash used in operating activities	(67,390)	(57,822)

Cash flows from investing activities:
Purchases of property and equipment	(283)	(2,304)
Investment in less than majority owned joint venture	(2,548)	(2,940)
Purchases of investments	—	(29,777)
Proceeds from sales and maturities of investments	100,000	39,355

Net cash provided by investing activities	97,169	4,334

Cash flows from financing activities:
Proceeds from issuance of Series C convertible preferred stock, net of issuance costs	—	146,764
Proceeds from exercise of common stock options	16,733	2,232
Payments for the purchase of treasury stock	(11,628)	(163)
Payment of deferred offering costs	(1,613)	(371)

Net cash provided by financing activities	3,492	148,462

Net decrease in cash, cash equivalents, and restricted cash	33,271	94,974
Cash, cash equivalents, and restricted cash at beginning of period	942,711	138,816

Cash, cash equivalents, and restricted cash at end of period	$975,982	$233,790

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	975,187	232,695
Restricted cash	795	1,095

Total cash, cash equivalents, and restricted cash at end of period	$975,982	$233,790

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$955	$138
Supplemental disclosure of non-cash investing and financing activities:
Additions to property and equipment included in accrued expenses and accounts payable	$—	$572
Common stock issuance costs	$—	$440
Preferred stock issuance costs	$—	$750
Receivable related to exercise of common stock options	$71	$100

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) public offering expenses, (vi) acquisition-related income and expenses, (vii) litigation expenses related to the defense of our patents in the patent infringement claim filed by Teladoc and (viii) other items affecting our results that we do not view as representative of our ongoing operations, including direct and incremental expenses associated with the COVID-19 pandemic.

We believe adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our IPO and acquisition-related expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures for acquisitions to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation because other deductions (such as COVID expenses and acquisition related expenses) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(38,136)	$(88,220)	$(77,941)	$(113,444)
Add:
Depreciation and amortization	2,484	2,509	4,990	4,795
Interest income and other income (expense), net	(224)	(308)	(285)	(1,155)
Expense from income taxes	103	252	412	252
Stock-based compensation	10,726	67,638	19,368	72,096
Public offering expenses	—	526	1,223	677
Acquisition-related expense (income)	587	(65)	587	(48)
COVID-19-related expenses(1)	—	4,329	—	5,742
Litigation expense	808	—	1,547	—

Adjusted EBITDA	$(23,652)	$(13,339)	$(50,099)	$(31,085)

(1)

COVID-19-related expenses include non-recurring provider bonus payments, emergency hosting licensing fees and non-medical provider temporary labor costs related to on-boarding non-AMG providers incurred in response to the initial outbreak of the COVID-19 virus as Amwell attempted to scale quickly to meet unusually high patient and non-AMG provider demand.

(2)

Public offering expenses include non-recurring expenses incurred in relation to our initial public offering for the three and six months ended June 30, 2020 and our secondary offering for the six months ended June 30, 2021.